Exhibit 5(b)

                   [LETTERHEAD OF NORTHWEST AIRLINES, INC.]

                                                    September 27, 2000

Northwest Airlines, Inc.
Department A1180
5101 Northwest Drive
St. Paul, MN 55111-3034

RE:  Northwest Airlines, Inc.
     Registration Statement on Form S-3
     (File No. 333-45314)

Ladies and Gentlemen:

     I am Executive Vice President, General Counsel and Secretary of Northwest Airlines Corporation, a Delaware corporation (the "Guarantor") and Northwest Airlines, Inc., a Minnesota corporation (the "Company"). As General Counsel of the Guarantor and the Company, I or attorneys on my staff are familiar with the organization, operations and legal affairs of the Guarantor, the Company and their subsidiaries. This opinion is being issued in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement relates to (i) debt securities of the Company, which may be either senior (the "Senior Securities") or subordinated (the "Senior Subordinated Securities")(collectively, the "Debt Securities"), including debt securities issuable upon exercise of the Debt Warrants referred to below, (ii) guarantees of the Guarantor to be issued in connection with the Debt Securities and Pass Through Certificates (as defined below)(the "Guarantees"), (iii) warrants to purchase the Debt Securities (the "Debt Warrants") and (iv) pass through certificates (the "Pass Through Certificates") to be issued by one or more trusts formed by the Company relating to certain equipment notes either issued by the Company or relating to leases with the Company, all of which are to be issued and sold by the Company and the Guarantor from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price (together with the aggregate initial offering price of securities previously registered under the registration statement of the Company and the Guarantor on Form S-3 (File No. 333-79215) which have not yet been sold and which, pursuant to Rule 429 under the Act, are covered by the Prospectuses included in the Registration Statement) not to exceed $975,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

     The Registration Statement consists of two separate prospectuses covering the following securities: (i) Northwest Debt Securities and Debt Warrants to purchase Northwest Debt Securities and Guarantees of such

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Northwest Debt Securities by NWA Corp. (the "Debt Prospectus") and (ii)
Northwest Pass Through Certificates and Guarantees of such Pass Through Certificates by NWA Corp. (the "Pass Through Prospectus" and, together with the Debt Prospectus, the "Prospectuses"). The Northwest Debt Securities, Debt Warrants, Guarantees and Pass Through Certificates are hereinafter referred to collectively as the "Offered Securities."

     The Offered Securities may be issued, sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the two separate Prospectuses or any supplements thereto. The Senior Securities will be issued under an Indenture dated as of March 1, 1997 among Northwest, Northwest Airlines Holdings Corporation and State Street Bank and Trust Company, as trustee (the "Indenture Trustee") thereunder, as supplemented by a Supplemental Indenture dated as of November 20, 1998 among NWA Corp., Northwest Airlines Holdings Corporation, Northwest and the Indenture Trustee and a Second Supplemental Indenture dated as of February 25, 1999, among NWA Corp., Northwest Airlines Holdings Corporation, Northwest and the Indenture Trustee (as so supplemented, the "Senior Indenture"), the Senior Subordinated Securities will be issued under an Indenture among Northwest, NWA Corp. and the Indenture Trustee (the "Senior Subordinated Indenture" and, together with the Senior Indenture, the "Northwest Indentures"). The Pass Through Certificates will be issued under a Pass Through Trust Agreement dated as of June 3, 1999 among Northwest, NWA Corp. and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Pass Through Trustee") thereunder (the "Pass Through Trust Agreement") and a Supplement thereto relating to such series (a "Trust Supplement"). The Debt Warrants that will be attached to the Northwest Debt Securities will be issued under a Warrant Agreement for such attached Debt Warrants (the "Attached Warrant Agreement") between Northwest and the warrant agent thereunder (the "Warrant Agent") and the Debt Warrants that will be sold separately from the Northwest Debt Securities will be issued under a Warrant Agreement for such separate Debt Warrants between Northwest and the Warrant Agent (the "Separate Warrant Agreement" and, together with the Attached Warrant Agreement, the "Warrant Agreement").

     In connection with the opinions expressed below, I or counsel under my general supervision have examined and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and officers and representatives of the Guarantor and the Company and their subsidiaries and have made such other and further investigations, as we deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     We have examined the Registration Statement, the Senior Indenture, the Pass Through Trust Agreement and the forms of the Senior Subordinated Indenture and the Warrant Agreement, which have been filed with the

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Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Registrants.

     Based upon the foregoing, and subject to the qualifications and limitations set forth herein, it is my opinion that:

          1. The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Minnesota with corporate power and corporate authority under such laws to perform its obligations under the Senior Indenture, the Pass Through Trust Agreement and any related Trust
     Supplement, the Senior Subordinated Indenture, and the Warrant Agreements, to which the Company is, or is to be, a party.

          2. The Company has duly authorized, executed and delivered the Senior Indenture.

          3. Execution, delivery and performance by Northwest of the Senior Indenture does not violate the laws of the State of Minnesota.

I am a member of the Bar of the District of Columbia and do not express any opinion herein concerning any law other than the law of the State of Minnesota and the federal law of the United States of America.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the captions "Legal Opinions" in the Prospectuses forming a part of the Registration Statement. I further consent to the reliance by Simpson Thacher & Bartlett on the opinions expressd herein in connection with the delivery of their opinion dated the date hereof.


                               Sincerely yours,

                               /s/ Douglas M. Steenland
                               -----------------------------
                               Douglas M. Steenland
                               Executive Vice President,
                               General Counsel and Secretary



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